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                                                                     EXHIBIT I-4

                          CSW Guarantee Authorizations


         Pursuant to Central and South West Corp., et al., HCAR No. 26910 (Aug. 24, 1998), this Commission authorized, through December 31, 2003, CSW to fund the management, operations and administrative costs of the electric vehicle business of CSW Energy Services (the 'EV Business') by making loans to CSW Energy Services and providing guarantees and other credit support on behalf of CSW Energy Services, up to an aggregate amount outstanding at any time of $25,000,000 and to finance the EV Business by making loans and providing guarantees and other credit support to commercial and institutional customers of CSW Energy Services. Applicants hereby request that, upon consummation of the Merger, the authority of CSW as stated in Central and South West Corp., et al., HCAR No. 26910 (Aug. 24, 1998) be vested in both CSW and the Combined Company.

         Pursuant to Central and South West Corp., et al., HCAR No. 26811 (Dec. 30, 1997), this Commission authorized, effective through December 31, 2002, (i) external financing by CSW; (ii) CSW to acquire common stock from its subsidiaries; (iii) the subsidiaries to repurchase their common stock from CSW;
(iv) credit enhancement for the CSW subsidiaries' securities, including guarantees by CSW; (v) CSW to repurchase its securities by means of tender offers; and (vi) the issuance by CSW of other types of securities not exempt under Rules 45 and 52. Applicants hereby request that, upon consummation of the Merger, the guarantee authority of CSW as stated in Central and South West Corp., et al., HCAR No. 26811 (Dec. 30, 1997) be vested in both CSW and the Combined Company and that all other authority of CSW as stated in Central and South West Corp., et al., HCAR No. 26811 (Dec. 30, 1997) be vested in the Combined Company.

         Pursuant to Central and South West Corp., et al., HCAR No. 26767 (Oct. 21, 1997), this Commission confirmed certain previous authority and granted additional authority such that CSW was authorized, through December 31, 2002, to organize and invest in EWGs and FUCOs, either directly or indirectly, to provide certain operational and management services to EWGs and FUCOs, to provide guarantees or other forms of credit support for the securities or contractual obligations of the investees in connection with permitted activities, and to fund these investments and obligations under these guarantees in other forms of credit support through issuances by CSW. Applicants hereby request that, upon consummation of the Merger, the authority of CSW as stated in Central and South West Corp., et al., HCAR No. 26767 (Oct. 21, 1997) be vested in both CSW and the Combined Company.

         Pursuant to Central and South West Corp., et al., HCAR No. 26766 (Oct. 21, 1997), this Commission authorized CSW, through December 31, 2002, to issue guarantees in an aggregate amount up to $250,000,000 to support the debt and other obligations of affiliated power marketers and Rule 58 companies.
Applicants hereby request that, upon consummation of the Merger, the authority of CSW as stated in Central and South West Corp., et al., HCAR No. 26766 (Oct. 21, 1997) be vested in both CSW and the Combined Company. Pursuant to American Elec. Power Co., HCAR No. 26998 (April 7, 1999) this Commission authorized AEP, through December 31, 2002, to form one or more gas marketing subsidiaries and to issue guarantees of up to $200,000,000 of indebtedness and up to $200,000,000 of other obligations in support of its gas marketing subsidiaries.
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                                                                     EXHIBIT I-4

         Pursuant to Central and South West Corp., et al., HCAR No. 26762 (Sept. 30, 1997), this Commission authorized CSW to participate in the organization and operation of STP Operating. Applicants hereby request that, upon consummation of the Merger, the authority of CSW as stated in Central and South West Corp., et al., HCAR No. 26762 (Sept. 30, 1997) be vested in both CSW and the Combined Company.

         Pursuant to Central and South West Corp., et al., HCAR No. 26522 (May 29, 1996), this Commission authorized CSW to provide up to $250,000,000 in equity support to the Sweeny Project in the form of the equity support agreement, guaranty or letter of credit to the project lender. Applicants hereby request that, upon consummation of the Merger, the authority of CSW as stated in Central and South West Corp., et al., HCAR No. 26522 (May 29, 1996) be vested in both CSW and the Combined Company.